Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 10, 2011 by and among HOME PROPERTIES, L.P. (the “Borrower”), HOME PROPERTIES, INC. (the “Company”), MANUFACTURERS AND TRADERS TRUST COMPANY, as administrative agent (the “Administrative Agent”), and the LENDERS (as defined below) party hereto.

WHEREAS, the Borrower, the Company, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement dated as of September 1, 2009 (amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Company, the Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.                      Definitions.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Section 2.                      Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)           The definitions of “ADJUSTED LIBO RATE”, “ALTERNATE BASE RATE”, “APPLICABLE MARGIN”, “CAPITALIZATION RATE”, “MATURITY DATE” and “UNUSED FACILITY FEE RATE” contained in Section 1.1 are hereby restated in their entirety as follows:

“ADJUSTED LIBO RATE” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“ALTERNATE BASE RATE” means, for any day, a fluctuating rate of interest that is equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the one-month Adjusted LIBO Rate determined on a daily basis, plus (i) prior to the First Amendment Date, 1.750% and (ii) on or after the First Amendment Date, 1.00%. Any change in the Alternate Base Rate shall be effective on the opening of business on the day of such change.

“APPLICABLE MARGIN” means, (i) as of any date of determination prior to the First Amendment Date, the percentage rate set forth below corresponding to the ratio of Total Outstanding Indebtedness to Total Value as determined in accordance with Section 6.01(a)(i):

Level	Ratio of Total Outstanding Indebtedness to Gross Asset Value	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
1	Greater than .60 to 1.00	3.250%	1.500%
2	Greater than .55 to 1.00 but less than or equal to .60 to 1.00	3.000%	1.250%
3	Greater than .50 to 1.00 but less than or equal to .55 to 1.00	2.750%	1.000%
4	Greater than .45 to 1.00 but less than or equal to .50 to 1.00	2.625%	0.875%
5	Less than or equal to .45 to 1.00	2.500%	0.750%

; and (ii) as of any date of determination on or after the First Amendment Date, the percentage rate set forth below corresponding to the ratio of Total Outstanding Indebtedness to Total Value as determined in accordance with Section 6.01(a)(i):

Level	Ratio of Total Outstanding Indebtedness to Gross Asset Value	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
1	Greater than .55 to 1.00	2.625%	1.625%
2	Greater than .50 to 1.00 but less than or equal to .55 to 1.00	2.300%	1.300%
3	Greater than .45 to 1.00 but less than or equal to .50 to 1.00	2.100%	1.100%
4	Less than or equal to .45 to 1.00	1.900%	0.900%

The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the ratio of Total Outstanding Indebtedness to Total Value as set forth in the Quarterly Compliance Certificate or Annual Compliance Certificate most recently delivered by the Borrower pursuant to Section 5.01(a)(ii) or Section 5.01(b)(ii), as the case may be.  Any adjustment to the Applicable Margin shall be effective as of the fifth Business Day following the Administrative Agent’s receipt of the applicable Annual Compliance Certificate or Quarterly Compliance Certificate, as the case may be.  If the Borrower fails to deliver an Annual Compliance Certificate or a Quarterly Compliance Certificate pursuant to Section 5.01, the Applicable Margin shall equal the percentages corresponding to Level 1 from the date such compliance certificate was to be delivered in accordance with the terms of this Agreement until the fifth Business Day following the Administrative Agent’s receipt of the applicable Annual Compliance Certificate or Quarterly Compliance Certificate, as the case may be.  Notwithstanding the foregoing, (a) for the period from the Effective Date through but excluding the date which is the fifth Business Day following the Administrative Agent’s receipt of the Annual Compliance Certificate for the fiscal year ended December 31, 2009, the Applicable Margin shall be determined based on Level 1 in the first table set forth above, and as of the fifth Business Day following the Administrative Agent’s receipt of the Annual Compliance Certificate for the fiscal year ended December 31, 2009, the Applicable Margin shall be adjusted to the Level corresponding to the ratio of Total Outstanding Indebtedness to Total Value as set forth in the Annual Compliance Certificate delivered with respect to the fiscal year ended December 31, 2009, and (b) on the First Amendment Date the Applicable Margin will be adjusted to reflect the percentage rate referenced in the table set forth in clause (ii) above corresponding to the ratio of Total Outstanding Indebtedness to Total Value which shall be calculated for the fiscal quarter ending September 30, 2010 giving pro forma effect to the Capitalization Rate as in effect on the First Amendment Date, and thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition.  The provisions of this definition shall be subject to Section 2.19.

“CAPITALIZATION RATE” means, (i) with respect to any calculation made prior to the First Amendment Date, 7.75% and (ii) with respect any calculation made on and after the First Amendment Date, 7.00%; provided, however, that if the occupancy level of any Unencumbered Eligible Project falls below 75%, the Capitalization Rate used with respect to such Unencumbered Eligible Project for purposes of determining the Total Unencumbered Property Value with respect to such Unencumbered Eligible Project shall be 10.00%; provided further, however, that the Capitalization Rate shall be reviewed from time to time at the request of any Lender by the Administrative Agent and the Lenders and shall be subject to adjustment from time to time by the Required Lenders, acting in their sole discretion, based upon market conditions for comparable property types.

“MATURITY DATE” means August 31, 2012 (the “Initial Maturity Date”); provided however that if (i) the Borrower advises the Administrative Agent on or before May 31, 2012 (but in any event not prior to February 28, 2012) in writing of its desire to extend the Maturity Date, (ii) pays the Administrative Agent for the account of each Lender an extension fee (the “Extension Fee”) equal to 0.375% of each Lender’s Commitment, (iii) on the date such notice is delivered and on the Initial Maturity Date no Default or Event of Default has occurred and is continuing and (iv) on the date such notice is delivered and on the Initial Maturity Date all representations and warranties under the Loan Documents are true and correct in all material respects except to the extent such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such date), then the “Maturity Date” shall mean August 31, 2013. Upon payment, the Extension Fee shall be fully earned and nonrefundable.

“UNUSED FACILITY FEE RATE” means the per annum percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Unused Facility Fee Rate Prior to the First Amendment Date	Unused Facility Fee Rate On or After the First Amendment Date
1	0.500%	0.375%
2	0.500%	0.375%
3	0.500%	0.300%
4	0.375%	0.300%
5	0.375%	N/A

Notwithstanding the foregoing, (a) for the period from the Effective Date through but excluding the date which is the fifth Business Day following the Administrative Agent’s receipt of the Annual Compliance Certificate for the fiscal year ending December 31, 2009, the Unused Facility Fee Rate shall be determined based on Level 1 for the period prior to the First Amendment Date, and (b) for the avoidance of doubt, on the First Amendment Date the Unused Facility Fee Rate will be adjusted to reflect the Level referenced in the table set forth above for the period on or after the First Amendment Date corresponding to the Level to which the “Applicable Margin” is adjusted on the First Amendment Date in accordance with the definition thereof, and thereafter, such Unused Facility Fee Rate shall be adjusted from time to time as set forth in the definition of “Applicable Margin”.

(b)           The following definition of “FIRST AMENDMENT DATE” is hereby added in the correct alphabetical sequence to Section 1.1. of the Credit Agreement:

“FIRST AMENDMENT DATE” shall mean February 10, 2011.

(c)           Section 6.01(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)           Indebtedness and Other Financial Covenants. The Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except that the Borrower and/or its Subsidiaries may create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness to the extent that (i) Total Outstanding Indebtedness would not exceed 60% of Total Value, (ii) Secured Indebtedness of the Consolidated Businesses would not exceed 57.5% of Total Value, (iii) Recourse Secured Indebtedness would not exceed 35% of Total Value, or (iv) Adjusted Recourse Secured Indebtedness would not exceed 12.5% of Total Value. Notwithstanding anything to the contrary herein contained, in no event shall (x) the aggregate amount of completion guarantees with respect to Projects at any time exceed 15% of Total Value and (y) the aggregate amount of Low Income Housing Credit Program Guarantees at any time exceed $11 million.

(d)           Section 6.01(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)           Total Unencumbered Value. At no time shall (i) the Unsecured Indebtedness of the Consolidated Businesses be greater than 50% of the Total Unencumbered Value, (ii) the Total Unencumbered Value be less than $300,000,000 or (iii) the Unencumbered Eligible Projects consist of less than fifteen (15) Eligible Projects.  At no time shall the sum of items (i) and (ii) set forth in the definition of Total Unencumbered Value be less than $270,000,000.

Section 3.                      Conditions Precedent.  The effectiveness of the amendments to the Credit Agreement set forth in Section 2 hereof are subject to the truth and accuracy of the representations set forth in Sections 4 and 5 below and the satisfaction of the following conditions:

(a)           Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Company, the Administrative Agent and each of the Lenders;

(b)           Receipt by the Administrative Agent of a reaffirmation of obligations duly executed by each of the Guarantors;

(c)           Payment by Borrower of all fees, costs and expenses of the Lender in accordance with Section 7 and 8 hereof; and

(d)           Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 4.  Representations.  The Borrower and the Company each represents and warrants to the Administrative Agent and each Lender that:

(a)           Authorization.  The Borrower and the Company have the right and power, and have taken all necessary action to authorize the execution and delivery of this Amendment and to perform their obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of each of the Borrower and the Company. This Amendment, the Credit Agreement, as amended by this Amendment and each of the Loan Documents are legal, valid and binding obligations of the Borrower and the Company, enforceable against them in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally.

(b)           Compliance with Laws, etc.  The execution, delivery and performance of this Amendment and any other Loan Documents to which the Borrower or the Company are a party do not and will not, by the passage of time, the giving of notice, or both: (i) require any approval by any Governmental Authority or violate any applicable law relating to the Borrower or the Company; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or the Company, or any indenture, agreement or other instrument to which the Borrower or the Company are a party or by which they or any of their properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or the Company.

(c)           No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 5.  Reaffirmation of Representations.  The Borrower and the Company hereby represent, repeat and reaffirm all representations and warranties made by such Person in the Credit Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, the Borrower and the Company hereby represents, repeats and reaffirms such representation and warranty as of such date).

Section 6.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7.  Expenses.  The Borrower shall pay or reimburse the Administrative Agent upon demand for all reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other agreements and documents executed and delivered in connection herewith including any fees agreed to be paid pursuant any agreement among the Company and/or the Borrower and the Administrative Agent.

Section 8.  Amendment Fee.  In consideration of the Lenders amending the Credit Agreement as provided herein, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an amendment fee in an amount equal to (a) .20% times (b) such Lender’s Commitment.

Section 9.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11.  Effect; Ratification.  Except for the amendments expressly set forth and referred to above, the provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.  The Company and the Borrower hereby (a) ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof and (b) acknowledges and reaffirms its Obligations and its continuing obligations owing to the Administrative Agent and the Lenders under the Loan Documents.

Section 12.  RELEASE.  IN CONSIDERATION OF THE AMENDMENTS CONTAINED HEREIN THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE COMPANY AND THE BORROWER HEREBY IRREVOCABLY RELEASE AND FOREVER DISCHARGE ADMINISTRATIVE AGENT AND LENDERS AND EACH OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND ATTORNEYS (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER WHICH THE BORROWER OR THE COMPANY MAY NOW HAVE OR CLAIM TO HAVE ON AND AS OF THE DATE HEREOF AGAINST ANY RELEASED PERSON, WHETHER PRESENTLY KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, CONTINGENT OR NON-CONTINGENT, AND OF EVERY NATURE AND EXTENT WHATSOEVER (COLLECTIVELY, “CLAIMS”) OTHER THAN ANY CLAIM ARISING SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH RELEASED PERSON.  EACH OF THE BORROWER AND THE COMPANY REPRESENTS AND WARRANTS TO ADMINISTRATIVE AGENT AND LENDERS THAT IT HAS NOT GRANTED OR PURPORTED TO GRANT TO ANY OTHER PERSON ANY INTEREST WHATSOEVER IN ANY CLAIM, AS SECURITY OR OTHERWISE.  EACH OF THE COMPANY AND THE BORROWER JOINTLY AND SEVERALLY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS EACH RELEASED PERSON FROM AND AGAINST ANY AND ALL CLAIMS AND ANY LOSS, COST, LIABILITY, DAMAGE OR EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED BY ANY RELEASED PERSON IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, PROVIDING EVIDENCE OR PRODUCING DOCUMENTS IN CONNECTION WITH OR TAKING OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED CLAIM.

Section 13.                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.  Any signatures delivered by a party hereto by facsimile transmission or by electronic transmission shall be deemed an original signature hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

BORROWER:

HOME PROPERTIES, L.P.

By:  Home Properties, Inc.

By:  /s/ David P. Gardner
    Name: David P. Gardner
    Title: Executive Vice President and
Chief Financial Officer

COMPANY:

HOME PROPERTIES, INC.

By:  /s/ David P. Gardner
    Name: David P. Gardner
    Title: Executive Vice President and
Chief Financial Officer

[Signature page to First Amendment to Credit Agreement: Home Properties, L.P.]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender and as Administrative Agent

By:  /s/ Lisa A. Plescia
     Name: Lisa A. Plescia
     Title:  Vice President

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:  /s/ Gregory J. Fedorko
     Name:  Gregory J. Fedorko
     Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:  /s/ Bruce A. Ostrom
     Name: Bruce A. Ostrom
     Title:  Vice President

TRISTATE CAPITAL BANK, as a Lender

By:  /s/ Timothy A. Merriman
     Name:  Timothy A. Merriman
     Title:  Senior Vice President

JPMORGAN CHASE BANK N.A., as a Lender

By:  /s/ Vito Caraccio
     Name:  Vito Caraccio
     Title:  Senior Vice President

[Signature page to First Amendment to Credit Agreement: Home Properties, L.P.]

FIRST NIAGARA BANK, as a Lender

By: /s/ Jeffrey H. Parker
     Name:  Jeffrey H. Parker
     Title:  Vice President

RBS CITIZENS, N.A. d/b/a Charter One, as a Lender

By:  /s/ Don Woods
     Name:  Don Woods
     Title:  Senior Vice President

CAPITAL ONE, N.A., successor by Merger to Chevy Chase Bank, F.S.B., as a Lender

By:  /s/ Frederick H. Denecke
     Name:  Frederick H. Denecke
     Title:  Vice President